Exhibit 5.1
August 31, 2005
Vineyard National Bancorp
9590 Foothill Boulevard
Rancho Cucamonga, CA 91730
Vineyard Statutory Trust X
c/o Vineyard National Bancorp
9590 Foothill Boulevard
Rancho Cucamonga, CA 91730
     Re: Registration Statement on Form S-3
     Ladies and Gentlemen:
     We have acted as counsel for Vineyard National Bancorp, a California corporation (“Vineyard”), and Vineyard Statutory Trust X, a Delaware statutory trust (the “Trust X”, and together with Vineyard, the “Registrants”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed by the Registrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of $125,000,000 aggregate principal amount of:
(a)	Senior Debt Securities of Vineyard (the “Senior Debt Securities”), to be issued pursuant to an Indenture, to be entered into between Vineyard and Wilmington Trust Company, as Trustee;

(b)	Subordinated Debt Securities of Vineyard (the “Subordinated Debt Securities”) to be issued pursuant to an Indenture, to be entered into between Vineyard and Wilmington Trust Company, as Trustee;

(c)	Junior Subordinated Debt Securities of Vineyard (the “Junior Subordinated Debt Securities”, and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), to be issued pursuant to an Indenture, to be entered into between Vineyard and Wilmington Trust Company, as Trustee;

(d)	Preferred Stock, no par value per share, of Vineyard (the “Preferred Stock”), in one or more series;

(e)	Common Stock, no par value per share, of Vineyard (the “Common Stock”);

August 31, 2005

(f)	Trust Preferred Securities representing beneficial ownership interests in the assets of the Trust (the “Trust Preferred Securities”), to be issued by the Trust;

(g)	The Guarantee by Vineyard of the obligations of the Trust under the Trust Preferred Securities, to be issued by the Trust (the “Guarantee”); and

(h)	Warrants to purchase Preferred Stock, Common Stock or Debt Securities (the “Warrants”).
     The Debt Securities, Preferred Stock, Common Stock, Guarantees and Warrants are collectively referred to as the “Securities”.
     In connection with the issuance of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement, and all exhibits thereto;

(ii)	the Articles of Incorporation of Vineyard, as presently in effect;

(iii)	the Bylaws of Vineyard, as presently in effect; and

(iv)	certain resolutions of the Board of Directors of Vineyard adopted at a meeting duly held on August 24, 2005 relating to the issuance and sale of the Securities and related matters.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Vineyard and such agreements, certificates of public officials, certificates of officers or other representatives of Vineyard, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Vineyard.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Board of Directors or any duly appointed Pricing Committee has taken all necessary

August 31, 2005

corporate action to fix and determine the terms of the Offered Debt Securities in conformity with the applicable Indenture, applicable law, the Articles of Incorporation or Bylaws of Vineyard and all agreements or instruments that are binding upon Vineyard; and (ii) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of Vineyard entitled to the benefits of the applicable Indenture, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (2) general principles of equity (regardless of whether enforceability is considered in proceeding at law or in equity), and (3) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.
     2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with Vineyard’s Articles of Incorporation, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Department of State of California; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) Vineyard receives the consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee (including any Offered Preferred Stock duly issued upon exchange or conversion of any Offered Debt Securities that are exchangeable or convertible into Offered Preferred Stock), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.
     3. With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with Vineyard’s Articles of Incorporation, (ii) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) Vineyard receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee (including any

August 31, 2005

Offered Common Stock duly issued upon exchange or conversion of any Offered Debt Securities or Offered Preferred Stock that are exchangeable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.
     4. With respect to the Guarantee to be issued pursuant to a Guarantee Agreement to be entered into by Vineyard with Wilmington Trust Company with respect to the Trust, when the Guarantee Agreement has been duly executed and delivered by Vineyard and the Trustee, the Guarantee Agreement will constitute a valid and binding obligation of Vineyard, enforceable against Vineyard in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (2) general principles of equity (regardless of whether enforceability is considered in proceeding at law or in equity), and (3) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.
     5. With respect to the Warrants, when (i) specifically authorized for issuance by the Board of Directors or any duly appointed Pricing Committee; (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered; (iii) the terms of the Warrants and their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Vineyard and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over Vineyard; (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement; and (v) Vineyard has received the consideration provided for in the resolutions of the Board of Directors or any duly appointed Pricing Committee, the Warrants will constitute valid and legally binding obligations of Vineyard, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     The opinion which we render herein is limited to those matters governed by the laws of the State of Delaware, New York and California and the federal laws of the United States as of the date hereof. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect. We understand that you have received an opinion regarding the Trust Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for Vineyard and the Trust. We are expressing no opinion with respect to the matters contained in such opinion.

August 31, 2005

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Sincerely,
/s/ PATTON BOGGS LLP
Patton Boggs LLP